SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.     )
Filed  by  the  Registrant  [X]
Filed  by  a  Party  other  than  the  Registrant  [_]
Check  the  appropriate  box:
[_]  CONFIDENTIAL,  FOR  USE  OF  THE
     COMMISSION  ONLY  (AS  PERMITTED  BY
[X]  Preliminary  Proxy  Statement               RULE  14A-6(E)(2))
[ ]  Definitive  Proxy  Statement
[_]  Definitive  Additional  Materials
[_]  Soliciting  Material  Pursuant  to  (S)240.14a-11(c)  or  (S)240.14a-12

                                  PIXTECH, INC.
                                  -------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME  OF  PERSON(S)  FILING  PROXY  STATEMENT,  IF  OTHER  THAN THE REGISTRANT)

Payment  of  Filing  Fee  (Check  the  appropriate  box):

[X]  No  fee  required.

[_]  Fee  computed  on  table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title  of  each  class  of  securities  to  which transaction applies:
     ---------------------------------------------------------------------------

     (2)  Aggregate  number  of  securities  to  which  transaction  applies:
     ------------------------------------------------------------------------

     (3)  Per  unit  price  or  other  underlying  value of transaction computed
     ---------------------------------------------------------------------------
     pursuant  to  Exchange  Act  Rule  0-11  (Set forth the amount on which the
     ---------------------------------------------------------------------------
     filing  fee  is  calculated  and  state  how  it  was  determined):
     -------------------------------------------------------------------

     (4)  Proposed  maximum  aggregate  value  of  transaction:
     ----------------------------------------------------------

     (5)  Total  fee  paid:
     ----------------------

[_]  Fee  paid  previously  with  preliminary  materials.

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount  Previously  Paid:

     (2)  Form,  Schedule  or  Registration  Statement  No.:

     (3)  Filing  Party:

     (4)  Date  Filed:

Notes:

                                  PIXTECH, INC.


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

     The 1999 Special Meeting of Stockholders of PixTech, Inc. will be held at the offices of Palmer & Dodge LLP, One Beacon Street, in Boston, Massachusetts, at 10 a.m. on Wednesday, December 15, 1999 for the following purposes:

     1. To amend the Restated Certificate of Incorporation of the Company to increase the authorized shares of capital stock of the Company from 61,000,000 shares to 101,000,000 shares.

     2. To transact such other business as may be in furtherance of or incidental to the foregoing or as may otherwise properly come before the meeting.

     Only stockholders of record at the close of business on November 10, 1999 will be entitled to vote at the meeting or any adjournment thereof. A list of such stockholders will be open for examination by any stockholder for any purpose germane to the meeting for ten days before the meeting during ordinary business hours at the offices of Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts 02108.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                           By  order  of  the  Board  of  Directors,


                           MICHAEL  LYTTON,  Secretary


Dated:  November  ___,  1999

                                  PIXTECH, INC.

               AVENUE OLIVIER PERROY, ZONE INDUSTRIELLE DE ROUSSET
                              13790 ROUSSET FRANCE
                         TELEPHONE 011 33 (0)442 29 1000
                              _____________________

                                 PROXY STATEMENT
                              ____________________

     The enclosed proxy is solicited on behalf of the Board of Directors of PixTech, Inc. (the "Company") for use at the 1999 Special Meeting of Stockholders to be held at the offices of Palmer & Dodge LLP, One Beacon Street, in Boston, Massachusetts, at 10 a.m. on Wednesday, December 15, 1999, and at any adjournments thereof. The approximate date on which this proxy statement and accompanying proxy are first being sent or given to security holders is November, ___, 1999.

     The principal business expected to be transacted at the meeting, as more fully described below, will be to increase the number of shares authorized under the Company's Restated Certificate of Incorporation.

     The authority granted by an executed proxy may be revoked at any time before its exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting. Shares represented by valid proxies will be voted in accordance with the specifications in the proxies. If no specifications are made, the proxies will be voted to amend the Company's Restated Certificate of Incorporation.

     The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. In addition to the use of mails, proxies may be solicited by officers and employees of the Company in person or by telephone.

                      VOTING SECURITIES AND VOTES REQUIRED

     Only stockholders of record at the close of business on November 10, 1999 will be entitled to vote at the meeting. On that date, the Company had [35,994,284] shares of Common Stock, $0.01 par value (the "Common Stock")outstanding, each of which is entitled to one vote. In addition, the Company had [297,269] shares of Series E Preferred Stock, $0.01 par value (the "Series E Stock") outstanding, each of which is entitled to the number of votes equal to the number of whole shares of Common Stock which the shares of Series E Preferred Stock are convertible into as of the record date. As of November 10, 1999, the record date for the 1999 Special Meeting, the Series E Stock would have been convertible into [4,097,453] shares of Common Stock. A majority in interest of the outstanding Common Stock and shares convertible into Common Stock entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum for the transaction of business. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but will not be counted in determining the shares entitled to vote on a particular matter nor treated as votes cast. A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on the matter from the customer, is barred by applicable rules from exercising discretionary voting authority in the matter, and so indicates on the proxy. The amendment to the Restated Certificate of Incorporation requires approval from a majority of the Common Stock and shares convertible into Common Stock outstanding. In voting on amending the Restated Certificate of Incorporation abstentions will be counted as present and entitled to vote; accordingly, they will have the effect of votes against approval of such amendment.

AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE
                  NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK

     Currently the Company's Restated Certificate of Incorporation authorizes the issuance of 60,000,000 shares of Common Stock, par value $.01 per share, and of 1,000,000 shares of Preferred Stock, par value $.01 per share. On October 27, 1999, the Company's Board of Directors approved, and recommended for adoption by the stockholders at the meeting, a proposed amendment to the Company's Restated Certificate of Incorporation which would, if approved by the stockholders, effect an increase in the number of authorized shares of Common Stock of the Company from 60,000,000 shares to 100,000,000 shares, $.01 par value per share, resulting in the aggregate number of authorized shares of capital stock of the Company to be increased from 61,000,000 shares to 101,000,000 shares.

     As of the close of business on November 10, 1999, [35,994,284] shares of Common Stock were issued and outstanding, leaving [24,005,716] shares of Common Stock authorized but unissued. Of the authorized but unissued shares, the Company has currently reserved [5,256,372] shares under the Company's 1993 Stock Option Plan and 1995 Employee Stock Purchase Plan, 50,000 shares under the Company's 1995 Director Stock Option Plan and [582,500] shares following the exercise of warrants. In addition, as of the close of business on November 10, 1999, 297,269 shares of Series E Stock were outstanding and the Company has agreed to reserve, out of the authorized but unissued shares, 150% of the number of shares of Common Stock into which the Series E Stock is convertible. The Series E Stock is generally convertible into Common Stock at a rate equal to the lesser of (a) $2.25313, and (b) the average closing price of the Common Stock over the ten trading day period ending on the day immediately preceding the day upon conversion. As of [October 31], 1999, the Series E Stock would have been convertible into 4,097,453 shares of Common Stock thus requiring the Company to reserve [6,146,179] shares of the remaining authorized but unissued shares. In addition, the Company issued a $5 million convertible note in 1997. This loan is convertible into shares of Common Stock of the Company at a conversion price equal to 80% of the market price on the conversion date. As of [October 31], 1999, $0.1 million of the convertible note was converted into [100,000] shares of Common Stock and the remaining [$4.9] million would have been convertible into [3,653,726] shares of Common Stock of the Company. The Company has also reserved 15,000,000 shares of Common Stock to be issued to Kingsbridge Capital Limited pursuant to an equity line agreement. Therefore, on [October 31], 1999, out of the 60,000,000 authorized shares of Common Stock, no shares were available for issuance by the Company.

     The Board of Directors of the Company believes that the adoption of the proposed amendment to the Company's Restated Certificate of Incorporation increasing the authorized shares of Common Stock is advisable and in the best interests of the Company and its stockholders. Adoption of the proposed amendment would increase the flexibility of the Company to issue Common Stock and would ensure that an adequate supply of authorized and unissued shares of Common Stock is available for general corporate needs, including stock splits, issuances under the Company's 1993 Stock Option Plan, 1995 Director Stock Option Plan and 1995 Employee Stock Purchase Plan, acquisitions and other equity financings. The availability of additional shares of Common Stock for issue will afford the Company greater flexibility in taking these corporate actions. In addition, the Company is currently negotiating an equity financing with certain Taiwanese investors requiring additional shares of Common Stock to be available for issuance.

     The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock of the Company currently authorized. The newly authorized Common Stock, like the currently authorized Common Stock, may be used by the Company for any proper corporate purpose. Such purposes may include, without limitation, issuance as part or all of the consideration required to be paid by the Company in the acquisition of other businesses or properties, or issuance in public or private sales for cash as a means of obtaining additional capital for use in the Company's business and operations.

     If approved by the stockholders, the increased authorized shares of Common Stock will be available for issue from time to time for such purposes and consideration as the Board of Directors may approve, and no further vote of the stockholders of the Company will be required, except as required under the Delaware General Corporation Law or the rules of any national securities exchange or quotation system, such as the Nasdaq National Market, on which the shares of the Company are at the time listed or quoted.

     Although the Board of Directors will authorize the issuance of additional Common Stock based on its judgment as to the best interests of the Company and its stockholders, the issuance of Common Stock could have a dilutive effect on the earnings per share, book value per share, and on the equity and voting power of existing holders of Common Stock. Holders of Common Stock are not now, and will not be entitled to preemptive rights to purchase shares of any authorized capital stock of the Company. In addition, the issuance of additional shares of Common Stock could, in certain instances, render more difficult or discourage a merger, tender offer, or proxy contest and thus potentially have an "anti-takeover" effect, especially if Common Stock were issued in response to a potential takeover.

     If the amendment is approved by the stockholders, the first paragraph of Article FOURTH of the Company's Restated Certificate of Incorporation will be amended to read as follows:

FOURTH: The Corporation shall be authorized to issue One Hundred One Million (101,000,000) shares of capital stock, which shall be divided into One Hundred Million (100,000,000) shares of Common Stock, par value $0.01 per share and One Million (1,000,000) shares of Preferred Stock, par value $0.01 per share ("Preferred Stock").

     The affirmative vote of holders of a majority of the shares of capital stock outstanding and entitled to vote at the meeting is required to approve this proposal and adopt the proposed amendment to the Company's Restated Certificate of Incorporation increasing the number of authorized shares of Common Stock of the Company. For purposes of the vote to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of capital stock, abstentions and broker non-votes are treated as votes against the proposal. If the amendment is not approved by the stockholders, the Company's authorized capital stock will remain at 61,000,000 shares.

     If approved by the stockholders, the amendment to the Company's Restated Certificate of Incorporation increasing the authorized shares of Common Stock will become effective upon the filing of an amendment to the Company's Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which is expected to occur promptly following approval by the stockholders.




           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.
                                                    ===

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 1998, the Company's Compensation Committee consisted of Messrs. Schmidt and Hawkins. None of the members of the Compensation Committee has been an officer or employee of the Company.

     Mr. Noblanc, who was a member of the Company's Board of Directors and its Audit Committee until March 1999, is an officer of CEA Industrie, S.A., which is controlled by the Commissariat l'Energie Atomique ("CEA"), the French atomic agency. In September 1992, the Company licensed its fundamental technology from the Laboratoire d'Electronique, de Technologie et d'Instrumentation ("LETI"), a research laboratory of the CEA, pursuant to an exclusive, worldwide, royalty-bearing license agreement with CEA (the "LETI License Agreement"), which has a term of twenty years. The LETI License Agreement was amended in July
1993, March 1994 and October 1997. Beginning in 1996, the Company became obligated under the LETI License Agreement to make royalty payments to the LETI based on the sales of products incorporating licensed technology. In addition to such royalty payments, the Company must pass through to CEA a percentage of any lump sum sublicense fees earned after 1993 and royalties on sales of licensed products by the Company's sublicenses. Pursuant to an amendment to the LETI License Agreement signed in 1997 (the "1997 CEA Amendment"), the royalty rates and minimum payments from the Company to CEA were increased for a period of three years. An amount of $308,000 was accrued in 1998 in that respect.

     The Company also entered into a research and development agreement with CEA ("the "LETI Research Agreement") in 1992, under which the Company funds research at the LETI. Pursuant to the LETI Research Agreement, the Company expensed $36,000 in 1992, $1,335,000 in 1993, $1,506,000 in 1994, $1,339,000 in 1995,
$644,000  in 1996, and $637,000 in 1997.  In 1998, the Company recorded $848,000 as  expenses  pursuant  to  the  LETI  Research  Agreement.

                                 SHARE OWNERSHIP

     The following tables set forth certain information regarding the ownership of the Company's Common Stock and Series E Preferred Stock as of October 31, 1999 by (i) persons known by the Company to be beneficial owners of more than 5% of its Common Stock and Series E Preferred Stock, (ii) the executive officers of the Company, (iii) the directors of the Company, and (iv) all current executive officers and directors of the Company as a group:

Common  Stock

                                             SHARES OF COMMON STOCK
                                             BENEFICIALLY OWNED (1)
                                       -----------------------------------
           BENEFICIAL OWNER              SHARES          PERCENT OF CLASS
-------------------------------------  ----------        -----------------

Unipac Optoelectronics Corporation
No 4 5 Hsin Road VI
Science Based Industrial Park
Hsin Chu City Taiwan R.O.C. . . . . .  12,427,146   (2)              34.5%

Micron Technology, Inc.
8000 South Federal Way
Boise, Idaho 83716-9632 . . . . . . .   7,443,562   (3)              20.5%

Sumitomo Corporation
1-2-2 Hitosubashi, Chiyoda-Ku
Tokyo, 100 Japan. . . . . . . . . . .   3,605,607   (4)               9.1%

Jean-Luc Grand-Cl ment. . . . . . . .     725,464   (5)               2.0%

Dieter Mezger . . . . . . . . . . . .     525,000   (6)               1.0%

Francis G. Courreges. . . . . . . . .      93,307   (7)                 *

Michel Garcia . . . . . . . . . . . .     135,116   (8)                 *

Tom M. Holzel . . . . . . . . . . . .           0                       *

John A. Hawkins . . . . . . . . . . .      16,000   (9)                 *

William C. Schmidt. . . . . . . . . .       4,000  (10)                 *

All directors and executive officers
as a group (11 persons) . . . . . . .   1,624,094  (11)               4.0%

*  Less  than  one  percent.

(1) Except as otherwise indicated in these footnotes, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Share ownership information includes shares of Common Stock issuable pursuant to outstanding options which may be exercised within 60 days after October 31, 1999.
(2) Consists of 12,427,146 shares of Common Stock issued to Unipac Optoelectronics Corporation in a private placement closed on October 15, 1999.

                                                                          Page 7

(3) Consists of 7,133,562 shares of Common Stock and a warrant to purchase 310,000 shares of Common Stock exercisable until May 19, 2001. The Common Stock and the warrant were issued to Micron Technology, Inc. in a private placement May 19, 1999 in consideration for substantially all of the assets of Micron's Field Emission Display Division and $4.4 million in cash.
(4) Consists of 3,605,607 shares of Common Stock subject to the conversion of a $5 million convertible note issued in 1997, of which approximately $4.8 million is outstanding as of October 31, 1999. This note is convertible into shares of our common stock at a conversion price equal to 80% of the market price on the conversion date, the market price being determined as the average closing market price over the twenty consecutive trading days immediately prior to the notice of conversion.
 (5) Includes 53,605 shares held by Mr. Grand-Clement's wife and 600,753 shares of Common Stock subject to options exercisable as of October 31, 1999 or within 60 days thereafter, of which 6,792 shares are subject to options held by Mr. Grand-Clement's wife.
(6) Consists of 525,000 shares of Common Stock subject to options exercisable as of October 31, 1999 or within 60 days thereafter.
(7) Includes 89,307 shares of Common Stock subject to options exercisable as of October 31, 1999 or within 60 days thereafter.
(8) Includes 127,355 shares of Common Stock subject to options exercisable as of October 31, 1999 or within 60 days thereafter.
(9) Consists of 6,000 shares of Common Stock subject to an option exercisable as of October 31, 1999 or within 60 days thereafter.
(10) Consists of 4,000 shares of Common Stock subject to an option exercisable as of October 31, 1999 or within 60 days thereafter. Mr. Schmidt, a director of the Company, is a Vice President of Eventech Limited and of Advent International Corporation. Mr. Schmidt disclaims beneficial ownership of all 675,945 shares held by the funds affiliated with Advent International Corporation, except for 80 Shares which he beneficially owns as a partner in Advent International Investors Limited Partnership and 192 Shares which he beneficially owns as a partner in Advent International Investors II L.P.
(11) Excludes shares, as to which beneficial ownership is disclaimed, described in footnote (10). Includes 1,460,915 shares of Common Stock subject to options exercisable as of October 31, 1999 or within 60 days thereafter.

Series  E  Preferred  Stock

                                   SHARES OF SERIES E PREFERRED
                                     STOCK BENEFICIALLY OWNED
BENEFICIAL OWNER                  SHARES        PERCENT OF CLASS
--------------------------------  -------       -----------------

The Kaufmann Fund, Inc.
140 East 45th Street
43rd floor
New York, NY 10017 . . . . . . .  266,297  (1)              89.6%

Citadel Investment Group, L.L.C.
225 West Washington Street
Chicago, Illinois 60606. . . . .   18,766  (2)               6.3%

(1) As of October 31, 1999, these shares of Series E Preferred Stock would have been convertible into 3,670,545 shares of Common Stock. In addition, the Kaufmann Fund, Inc. holds 1,678,169 shares of Common Stock of the Company. As of October 31, 1999, the Kaufmann Fund, Inc. holds 5,348,714 shares of Common Stock on a as-converted basis.

(2) As of October 31, 1999, these shares of Series E Preferred Stock would have been convertible into 258,664 shares of Common Stock. In addition, Citadel Investment Group, L.L.C. holds 336,702 shares of Common Stock of the Company (Information as of January 4, 1999). As of October 31, 1999, Citadel Investment Group, L.L.C. holds 595,366 shares of Common
        Stock  on  a  as-converted  basis.

                                  OTHER MATTERS

     The Board of Directors does not know of any business to come before the meeting other than the matters described in the notice. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.

                              STOCKHOLDER PROPOSALS

     The Company's Bylaws require a stockholder who wishes to bring business before or propose director nominations at an annual meeting to give written notice to the Secretary of the Company not less than 45 days nor more than 60 days before the meeting, unless less than 60 days' notice or public disclosure of the meeting is given, in which case the stockholder's notice must be received within 15 days after such notice or disclosure is given. The notice must contain specified information about the proposed business or nominee and the stockholder making the proposal or nomination. If any stockholder intends to present a proposal at the 2000 Annual Meeting of stockholders and desires that it be considered for inclusion in the Company's proxy statement and form of proxy, it must be received by the Company at Avenue Olivier Perroy, Zone Industrielle de Rousset, 13790 Rousset, France; Attention: Yves Morel, Chief Financial Officer, no later than December 30, 1999.

THIS  PROXY  IS  SOLICITED  ON  BEHALF  OF  THE  BOARD  OF  DIRECTORS

                                  PIXTECH, INC.

PROXY  FOR  THE  SPECIAL  MEETING  OF  STOCKHOLDERS  DECEMBER  15,  1999

The undersigned stockholder of PixTech, Inc. (the "Company") hereby appoints Jean-Luc Grand-Clement, Dieter Mezger, Yves Morel, Michael E. Lytton and Marc A. Rubenstein, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all the shares of capital stock of the Company entitled to vote at the Special Meeting of Stockholders to be held on December 15, 1999, and at any adjournment thereof, hereby revoking any proxy heretofore given with respect to such shares.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

     PLEASE  MARK  VOTES
     [X]  AS  IN  THIS  EXAMPLE


PIXTECH,  INC.
--------------

1. Proposal put forth by the Board of Directors of the Company to amend the Company's Restated Certificate of Incorporation to increase number of authorized shares of the Company's Capital Stock from 61,000,000 to 101,000,000 shares.

                           For     Against     Abstain
                               [_]     [_]     [_]

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholders. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. In their discretion, the proxies are also authorized to vote upon such matters as may properly come before the meeting.

Signature                              Date               ,1999
         ----------------------------      --------------------

Signature                              Date               ,1999
         ----------------------------      --------------------
(IF  HELD  JOINTLY)

NOTE: Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partner, please sign in partnership.

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